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Exhibit 10.27.2

                                 EUROTECH, LTD.

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement" or "Employment Agreement"), is dated as of February 28, 2002, (the "Effective Date"), by and between Eurotech, Ltd., a District of Columbia corporation (the "Company") and Don V. Hahnfeldt (the "Employee").

         WHEREAS, the Company wishes to employ the Employee as Chairman and Executive Vice-President of the Company on the terms and conditions set forth in this Agreement and the Employee wishes to be employed by the Company as Chairman and Executive Vice-President on the terms and conditions set forth in this Agreement.

         WHEREAS, it is contemplated that the Company nominate and endorse the Employee for membership on the Company's Board of Directors at the next Annual Meeting of the Shareholders of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:

         1. EMPLOYMENT. The Company hereby employs the Employee and the Employee hereby accepts employment on the terms and conditions hereinafter set forth.

         2. TERM. Subject to the provisions for termination hereinafter provided, the initial term of this Agreement shall be two years commencing on March 1, 2002 and terminating at 11:59 p.m. New York City time on February 29, 2004 (the "Term").

         3. COMPENSATION.

         (a) Salary. For all services provided by the Employee under this Agreement as Chairman and Executive Vice-President of the Company, the Company shall pay a base annual salary to the Employee of $15,000 per month, less payroll deductions and all required withholdings, in equal semi-monthly installments payable on the first and fifteenth days of each month.

         (b) Benefits. The Company shall provide the Employee with medical and dental coverage and any other benefits provided to other directors and senior executives of the Company.

         (c) Stock Options. Contemporaneously with the execution of this Agreement, or as soon thereafter as practicable, the Company shall issue to the Employee a non-qualified stock option grant to purchase 1,000,000 shares of the common stock of the Company, par value $.00025 per share, pursuant to the terms and conditions of a stock option agreement dated

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                  contemporaneously herwith, which, when signed by the Parties, shall be incorporated herein by reference (the "Grant").

         (d) Bonus. In addition to the Employee's salary, the Company agrees that the Employee shall receive an annual bonus to be determined at the discretion of the Board of Directors to be paid on or before December 31 of each year, commencing with the year ending December 31, 2002. The annual bonus shall be based on the performance of the Employee and the financial results and operations of the Company.

         4. ADDITIONAL CONDITIONS SUBSEQUENT OF EMPLOYMENT. As conditions subsequent to the Employee's employment hereunder, the following events shall occur. Notwithstanding the provisions of Section 9(e), if any of the following conditions subsequent do not occur within thirty days after the date required, the Employee may terminate his employment hereunder and, in such case, shall receive the entire Severance Payment pursuant to the terms of Section 9(c).

         (a) Nomination as Chairman. The Company shall nominate the Employee to serve as the Chairman of the Board of Directors, effective as of February 1, 2002 or as soon thereafter as practical.

         (b) Nomination for Board of Directors. The Company shall nominate and endorse the Employee for membership on the Company's Board of Directors at the annual meeting of the Shareholders of the Company to be held in March 2002 and any meeting of the Shareholders held during the Term of this Agreement at which directors are elected, or any duly authorized postponement thereof. The Company shall take all reasonable efforts to effectuate the elections of the Employee to the Board of Directors during the Term.

         (c) Directors and Officers Insurance. At all times during the Term and any extensions thereto, the Company shall maintain directors and officers liability insurance ("D&O Insurance") for the benefit of the Employee and other directors and officers of the Company in an aggregate amount not less than Ten Million dollars ($10,000,000) or such other amount agreed upon by the Employee. The Company shall immediately notify the Employee of any lapse in the D&O Insurance. The form of the D&O Insurance policy shall be acceptable to the Employee, which acceptance shall not be unreasonably withheld.

         (d) Reduction of Duties. The duties and responsibilities of the Employee shall not be reduced materially without the prior written consent of the Employee.

         (e) Material Breach. This Agreement shall not be breached materially by the Company.

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         (f)      Legal Fees of the Employee. In addition to any expenses
                  incurred by the Employee in accordance with Section 7 hereof and in addition to any other indemnification to which the Employee might otherwise be entitled, the Company shall pay for personal legal services of the Employee up to an aggregate of $5,000 related to the review by Employee's counsel of the terms and conditions of this Agreement and all matters related thereto. The payment shall be made to the Employee (or his counsel) promptly upon presentation of an invoice or request for reimbursement.

         5. DUTIES. The Employee is engaged as Chairman and Executive Vice-President of the Company. As Executive Vice-President, the Employee shall report to the Chief Executive Officer of the Company. As Chairman and Executive Vice-President of the Company, the Employee's responsibilities to the Company shall be reasonably prescribed by the board of directors or president. Upon the death, absence, or disability of the president, the Employee shall have the authority and duties of the president.

         6. BEST EFFORTS OF THE EMPLOYEE. The Employee shall, with diligence and to the best of his ability, experience and talents, perform all duties agreed to be performed by him, pursuant to the express and implicit terms hereof, to the reasonable satisfaction of the Company and its Board of Directors. The Employee shall devote his full time (defined for the purposes herein as forty (40) hours per calendar week) to the activities of the Company. Employee use his good faith best efforts and judgment in performing his duties as required hereunder and shall act in the best interests of the Company. The Company acknowledges that Employee may participate in other business activities so long as those business activities do not represent a direct conflict of interest with the business activities of the Company.

         7. EXPENSES. In addition to his salary provided for in Section 3 hereof, the Company will promptly reimburse the Employee, in accordance with the Employee's position with the Company and the Company's policies and practices in effect from time to time, for all expenses reasonably incurred in performance of his duties under this Agreement. The Company shall reimburse the Employee for all such approved expenses within 30 days of the Employee's presentation of an itemized account of such expenditures.

         8. VACATION. The Employee shall be entitled to three (3) weeks of paid vacation, six (6) standard holidays and four (4) personal leave days per year. The Employee will not be entitled to accumulate unused vacation days. The Employee may not choose to forego vacation and receive additional pay instead of time-off.

         9. TERMINATION.

                  (a) By action of its Board of Directors, the Company may terminate this Agreement for cause at any time upon delivery by hand, overnight courier or certified, return-receipt U.S. Mail of sixty (60) days written notice to the Employee of the termination and the reasons therefor. Such notice having been given, this Agreement shall terminate in accordance herewith. For the

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purpose of this Section 9, "cause" shall be defined as (i) Employee's continued
failure to perform his duties and responsibilities in good faith to the best of his abilities after 30 days prior written notice of non-performance from the Company; (ii) conviction of a felony; (iii) fraudulent misconduct; (iv) embezzlement, misappropriation or theft; (v) material breach of confidentiality agreements; (vi) gross misconduct; (vii) any willful or grossly negligent act by the Employee that has a material detrimental effect on the Company's reputation or business; or (viii) any material violation of the terms and conditions of this Agreement.

         Within ten days after the date of delivery of such termination for cause, the Employee may respond in writing to the notice of termination for cause, setting forth any basis for his objection to the termination. The Board of Directors or the Chairman of the Company shall, within ten days after the receipt of such written response, evaluate the response of the Employee and determine to either rescind or affirm the termination notice. The Employee shall be notified in writing by hand delivery, overnight courier or certified, return-receipt U.S. Mail, of such determination of the Company, upon which delivery, such determination shall be final. In the event that the termination for cause is affirmed, this Agreement, the employment of the Employee as Chairman and Executive Vice-President and, if applicable, Chairman, shall terminate immediately. Except as set forth in Section 9(b), if the Employee is terminated for cause, the Employee shall not be eligible for any severance payment.

                  (b) If the Employee is terminated by the Company with "cause", the Employee or his legal representative or estate, as the case may be, shall be paid by the Company, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement an amount equal to the sum of any base salary due to the Employee to which he was entitled on the last day of employment, plus any accrued bonus, as determined on a pro rata basis, to which the Employee may have been entitled on the last day of employment, but had not received.

                  (c) In addition to any payments due the Employee under this
Section 9, if employment is terminated by the Company without "cause", the Employee shall be paid an additional sum equal to $180,000 (the "Severance Payment"). The Severance Payment shall be paid to the Employee within ten (10) days from the Employee's last day of employment. If the Severance Payment is not paid within such ten-day period, the Company shall reimburse the Employee for any costs or expenses incurred by him for the collection of the Severance Payment, including, without limitation, any attorneys fees incurred by the Employee, including the deposit of a reasonable retainer to the Employee's legal counsel, which attorneys fees shall be paid as they are incurred.

                  (d) Any payment made by the Company pursuant to Section 9(b) or any Severance Payment made by the Company pursuant to Section 9(c) above (i) will be subject to offset for any advances, amount receivable, and loans, including accrued interest, outstanding on the date of the employment termination; but (ii) will not be subject to any offset on account of any remuneration paid or payable to the Employee for any subsequent employment the Employee may obtain, whether during or after the period during which the payment is made, and the Employee shall have no obligation whatever to seek any subsequent employment.

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                  (e) The Employee may terminate this Agreement with or without cause by providing sixty (60) days written notice to the Company. In such event, the Employee shall receive all compensation and benefits due to him up to the date of termination. In the event of such voluntary termination, or in the event that Employee terminates as a result of death or disability, no compensation, bonus or other payment will be provided for the period after the date of termination, except as provided in Section 4 above.

                  (f) If employment is terminated either by the Company or by the Employee, either with or without cause, the Employee will participate in an exit interview conducted by the Company's representative for the purposes of finalizing any remaining matters, returning all relevant property and information to the Company, and assuring a proper transition of duties.

                  (g) Except as provided otherwise in this Section 9, the Company and Employee shall not have any further right or remedy against one another in the event Employee's employment by the Company is terminated. After termination of employment pursuant to Sections 4 or 9(a), (b) or (e), or upon the expiration of the Term any extension thereof, the provisions of Sections 10 (Covenant Not to Compete), 11 (Inventions or Discoveries) 12 (Disclosure of Information), and 13 (Enforcement by Injunctive Relief) hereof shall remain if full force and effect.

         10. COVENANT NOT TO COMPETE.

                  (a) For the Term of this Agreement, and for a period of one
(1) year after the expiration of this Agreement or its termination by either the Company or the Employee, the Employee shall not, either directly or indirectly, own, manage, operate, control, be employed by, participate in, assist in the recruitment of employees for, or be connected in any manner with the ownership, management, operation, or control of any business entity involving technology, processes, programs or systems which are being sold or marketed by the Company, or are under active funded development, by the Company during the term of this Agreement or at the time of the expiration or termination of this Agreement within the states of New York, New Jersey or Connecticut or in any state, territory, or city where the Company or its subsidiaries may do business.

                  (b) During the term of the Employee's employment with the Company, and for a period of one (1) year thereafter, the Employee shall not (i) directly or indirectly cause or attempt to cause any employee of the Company to leave the employ of the Company, (ii) in any way interfere with the relationship between the Company and any employee, (iii) directly or indirectly hire any employee of the Company to work for any business of which the Employee is an officer, director, employee, consultant, independent contractor or owner of an equity or other financial interest, or (iv) interfere or attempt to interfere with any transaction in which the Company was involved during the term of the Employee's employment with the Company or at the time of termination of the Employee's employment with the Company. However, Employee or Employee's subsequent employer may hire a former employee of the Company, provided that such hiring results exclusively from such employee's affirmative response to a general recruitment effort carried out through public or general solicitation.

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         11. INVENTIONS OR DISCOVERIES.

                  (a) The Employee acknowledges that, while in the employ of the Company, any and all inventions, improvements, discoveries, processes, programs or systems relating to the business of the Company developed or discovered by the Employee shall be fully disclosed by him to the Company and shall be the sole and absolute property of the Company. For the purpose of this Section 11, the meaning of the phrase "inventions, improvements, discoveries, processes, programs or systems relating to the business of the Company" includes all inventions, improvements, discoveries, processes, programs or systems (i) relating to any of the Company's products, services, potential products, or potential services; (ii) which result in modifications or enhancements of, or can be used in connection with or in lieu of, services or products then offered commercially by the Company; (iii) which are the subject of copyrights or patents held or applied for by the Company; or (iv) which are under active funded development by the Company during the term of this Agreement or at the date of the expiration or termination of this Agreement.

                  (b) The Employee acknowledges that upon the request of the Company, the Employee shall execute, acknowledge and deliver, such assignments, certificates or other documents as the Company may consider necessary or appropriate to properly vest all right, title and interest to any such invention or discovery in the Company. Any such invention or discovery by the Employee within one (1) year of the termination or expiration of this Agreement shall fall within the provisions of this Section unless proved conclusively by the Employee to have been first invented or discovered by him following such termination or expiration.

         12. DISCLOSURE OF INFORMATION. The Employee recognizes and acknowledges that his employment by the Company will, throughout the Term and any extension thereof, bring him in contact with many confidential affairs of the Company not readily available to the public, and plans for future developments. In recognition of the foregoing, the Employee covenants and agrees that he will not use or disclose to anyone outside of the Company, as the case may be, any material confidential matters of the Company, which are not otherwise in the public domain, either during, or for, a period of one (1) year after the termination of his employment with the Company, except with the Company's written consent, or pursuant to a separate confidentiality agreement entered into between the Company and a third party, or as required by court order, law or subpoena, or other legal compulsion to disclose.

         13. ENFORCEMENT BY INJUNCTIVE RELIEF. Irreparable harm should be presumed if this Agreement is breached in any way. Damages would be difficult if not impossible to ascertain, and the faithful observance of all terms of this Agreement is an essential condition of employment with Company. Furthermore, this Agreement is intended to protect the proprietary rights of Company in important ways, and even the threat of any misuse of the confidential information of Company would be extremely harmful to the Company. In light of these considerations, Employee acknowledges that a court of competent

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jurisdiction should immediately enjoin any breach of this Agreement upon
Company's request and Company is released from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief to the extent permitted by law. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy available to the Company for such breach or threatened breach including, but not limited to, the recovery of damages from the Employee.

         14. NOTICES. Except as set forth otherwise herein, all notices, consents, instructions, demands or requests (however characterized or described) required or authorized hereunder shall be deemed sufficiently given if in writing and delivered personally or sent by registered mail, postage prepaid, effective ten days after mailing, addressed as follows:


If to Company:                      Eurotech, Ltd.
                                    10306 Eaton Place, Suite 220
                                    Fairfax, Virginia 22030
                                    Fax: (703) 352-5994

with a copy to:                     Solomon Pearl Blum Heymann & Stich LLP
                                    40 Wall Street-35th Floor
                                    New York, New York 10005
                                    Attn: Robert A. Solomon, Esq.
                                    Fax: (313) 885-8126

If to Employee:                     Mr. Don V. Hahnfeldt
                                    _____________________________
                                    _____________________________

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         15. ASSIGNMENT OF AGREEMENT. No party may assign or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent to such assignment or transfer by the other party hereto. Any attempted assignment without written consent by the non-assigning party shall be void and without force or effect at the option of the latter. All the provisions of this Agreement shall be binding upon the respective employees, delegatees, successors, heirs and permitted assignees of the parties.

         16. FURTHER INSTRUMENTS. The parties hereto shall execute and deliver any and all other instruments and shall take any and all other actions as may be reasonably necessary to carry the intent of this Agreement into full force and effect.

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         17. EMPLOYEE HANDBOOK. The Employee acknowledges and understands that as an employee of the Company he is expected to abide by Company rules and regulations (except where such rules and regulations are superceded by this Agreement), and acknowledge in writing the he has read the Company's Employee Handbook (once it has been made available to him).

         18. SEVERABILITY. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not effect adversely any other provisions of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms. The effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

         19. WAIVER. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

         20. SURVIVAL. The provisions of Sections 7, 9(c), 10, 11, 12 and 13 shall survive the expiration of this Agreement or its termination by either the Company or the Employee and shall remain in full force and effect thereafter as provided herein.

         21. GENERAL PROVISIONS. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of New York, without regard to provisions of conflicts of law. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to this subject matter, including any and all prior employment or consulting agreements entered into between the Employee and the Company, which are, as of the date hereof, deemed terminated and released. This Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

         22. ARBITRATION. Any and all disputes arising out of this Agreement will be determined by submission to binding arbitration before a three-member arbitral panel, which arbitration shall be conducted in New York, New York, pursuant to the Rules of Arbitration of the American Arbitration Association, the jurisdiction to which all parties hereto, as well as their successors, assigns and transferees, hereby consent. The Company shall pay all costs and fees relating to such arbitration, including the reasonable attorneys fees and

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costs of the Employee, including the deposit of a reasonable retainer to the
Employee's legal counsel, which attorney fees shall be paid by the Company when they are incurred, unless an award is made in favor of the Company, in which case the Employee shall immediately reimburse the Company for all costs and fees paid by the Company on the Employee's behalf, including, without limitation, the attorneys fees and costs of the Employee, one-half of the cost of commencing the arbitration, and one-half of the costs and fees of the three-member arbitral panel.

         EMPLOYEE ACKNOWLEDGES THAT, BEFORE SIGNING THIS AGREEMENT, HE WAS GIVEN AN OPPORTUNITY TO READ IT, EVALUATE IT AND WAS ENCOURAGED BY THE COMPANY TO DISCUSS IT WITH HIS PERSONAL ADVISORS AND ATTORNEY AND WITH REPRESENTATIVES OF THE COMPANY. EMPLOYEE ACKNOWLEDGES THAT HE FULLY UNDERSTANDS ALL TERMS, CONDITIONS AND IMPLICATIONS OF THIS AGREEMENT. IN LIGHT OF THE FOREGOING ACKNOWLEDGEMENT, IT IS FURTHER UNDERSTOOD THAT TO THE EXTENT THAT THERE MAY BE ANY AMBIGUITIES IN ANY PROVISION HEREIN THAT MIGHT HAVE TWO OR MORE PLAUSABLE CONSTRUCTIONS, THE LANGUAGE OF THE AGREEMENT SHALL NOT BE CONSTRUED AGAINST EITHER PARTY HERETO.

         IN WITNESS WHEREOF, the parties have executed this Agreement on February 28, 2002.

                                     Eurotech, Ltd.


                                By:  /S/ TODD BROMS
                                     --------------
                                     Name:
                                     Its: President and Chief Executive Officer


                                     The Employee


                                     /S/ DON V. HAHNFELDT
                                     --------------------
                                     Don V. Hahnfeldt


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